Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form F-1 Registration Statement of Tyrone Inc. (the “Company”) of our report dated July 17, 2024 relating to the financial statements of the Company for the period from September 22, 2023 (Inception) to March 31, 2024 included in this Registration Statement.

We also consent to the reference to the Firm under the heading “Experts” in such Registration Statement.

Valley Stream, New York

July 17, 2024